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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We consent to the incorporation by reference in Post-Effective Amendment No. 1 to: (a) registration statement on Form S-8 (1986 Directors Stock Option Plan) (File No. 333 -- 14304); (b) registration statement on Form S-8 (1986 Key Executive Stock Option Plan) (File No. 333-14302); (c) registration statement on Form S-8 (1994 Key Executive Incentive Stock Option Plan) (File No. 333-14300); and (d) registration statement on Form S-8 (1994 Directors Stock Option
Plan)(File No. 333-14298) of Franklin Bancorp, Inc. of our report dated January 23, 2003, on our audits of the consolidated financial statements of Franklin Bancorp, Inc. as of December 31, 2002 and December 31, 2001 and for the years ended December 31, 2002, 2001 and 2000, which report is included in the Annual Report on Form 10-K.



/s/ Grant Thornton LLP



Southfield, Michigan

March 28, 2003





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